                                                                       EXHIBIT 2

NEITHER THIS WARRANT NOR THE WARRANT SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER SUCH ACT OR (B) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT, WHERE SUCH AN EXEMPTION IS RELIED UPON, THERE IS FURNISHED TO THE COMPANY A WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION OF SUCH SECURITIES IS REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS IN CONNECTION WITH SUCH TRANSFER.

                                     WARRANT

                  THIS CERTIFIES that, for value received, Orban, Inc. ("ORBAN," together with its successors and permitted assigns, "HOLDER"), is entitled to purchase from Circuit Research Labs, Inc., an Arizona corporation, (the "COMPANY") 500,000 shares (subject to adjustment from time to time as set forth herein) of common stock, par value $.10 per share of the Company ("COMMON STOCK") on the terms and subject to the conditions hereinafter set forth.

                  Section 1. DEFINITIONS. The terms defined in this Section, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

                  "BUSINESS DAY": any day which is not a day on which banks are authorized or required to close under the laws of the State of New York.

                  "EXERCISE DATE": the date upon which the Warrant is exercised.

                  "EXERCISE PRICE": shall equal the product of (i) the Warrant Price times (ii) the aggregate number of shares being purchased by Holder upon exercise of this Warrant.

                  "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement dated May 31, 2000 by the Company, as parent, the Subsidiary, as borrower and certain of their subsidiaries in favor of Orban as lender.

                  "NOTE A": the Tranche A Promissory Note dated May 31, 2000 of the Subsidiary in favor of Orban.

                  "PERSON": any individual, corporation, association, limited liability company, partnership, trust, unincorporated association, government or agency or political subdivision thereof, or any other entity.

                  "SECURITIES ACT": the Securities Act of 1933, as amended.

                  "SUBSIDIARY": CRL Systems, Inc., a Nevada corporation and wholly owned subsidiary of the Company.

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                  "WARRANT": this Warrant.

                  "WARRANT PRICE":  as defined in Section 2.A.

                  "WARRANT SHARES": the shares of Common Stock or any other securities or property purchasable upon exercise of this Warrant.

                  Section 2. EXERCISE OF WARRANT.

                  A. GENERAL. This Warrant represents the one time right of Holder to purchase 500,000 (subject to adjustment as from time to time set forth herein) shares of Common Stock which shares may be purchased through one or more, but not more than three, exercises of this Warrant, for the per share payment of the Warrant Price in effect on the date of such exercise. The "WARRANT PRICE" shall initially be $4.50 per share, shall be adjusted and readjusted from time to time as provided in Section 4 and, as so adjusted or readjusted, shall remain in effect until a future adjustment or readjustment thereof is required by Section 4. The number and kind of Warrant Shares are subject to adjustment from time to time as set forth herein.

                  B. TIME OF EXERCISE. This Warrant may be exercised by Holder at any time on any Business Day for all or any portion of the Warrant Shares purchasable upon its exercise; PROVIDED, HOWEVER, that this Warrant shall expire and be void and all rights represented hereby shall cease unless this Warrant is exercised on or before the third anniversary of the date hereof.

                  C. MANNER OF EXERCISE. In order to exercise this Warrant in whole or in part, Holder shall deliver to the Company at its office (i) a written notice of Holder's election to exercise this Warrant in the form of the Exercise Form attached hereto as EXHIBIT A, (ii) this Warrant, and (iii) the Exercise Price, payable either (a) in cash by wire transfer of immediately available funds to an account designated by the Company for such purpose, (b) by reducing the unpaid principal amount of Note A by an amount equal to the Exercise Price (which shall have the result of corresponding reduction in the guarantee obligations of the Company under Section 2.1(e) of the Guarantee and Collateral Agreement), or (c) any combination of (a) or (b) above. If this Warrant is exercised in whole or in part pursuant to clause (b) above, any interest due and the final principal payment due on Note A on March 31, 2003 shall be reduced accordingly, but the quarterly payments due to Orban shall remain unchanged.

                  D. DELIVERY OF WARRANT SHARES. The Company shall, upon receipt of the materials described in Subsection C of this Section 2, as promptly as practicable (and in any event within five Business Days) thereafter, amend its books and records to reflect the name of the exercising Holder (or, subject to the applicable provisions hereof, its designee) as set forth on the Exercise Form, and the Warrant Shares purchased upon such exercise. This Warrant shall be deemed to have been exercised, and Holder (or any other Person so designated to be named therein) shall be deemed to have become a recordholder of such Warrant Shares for all purposes, as of the date the Company receives all of the materials required by Section 2.C, as the case may be.

                  E. PAYMENT OF TAXES, ETC. The Company and Holder shall each pay its own expenses in connection with the issuance of the Warrant Shares hereunder, and all taxes and other governmental charges that may be imposed in respect of such issuance shall be paid by the

Company. Notwithstanding the foregoing, the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issue of any Warrant Shares in any name other than that of Holder, and in such case the Company shall not be required to issue any Warrant Shares until such tax or other charge has been paid by Holder or it has been established to the Company's satisfaction that no such tax or other charge is due.

                  Section 3. TRANSFER. Upon notice duly given to the Company, this Warrant may be transferred in whole, or in part, by Holder, subject to the provisions of this Section 3. Notwithstanding the foregoing, (A) Holder may not transfer this Warrant or any Warrant Shares, whether by operation of law or otherwise, unless (i) such transfer is permitted under applicable law and (ii) Holder has furnished to the Company a written opinion of counsel to the effect that no registration or qualification of this Warrant or the Warrant Shares to be transferred, as the case may be, is required under the Securities Act or any applicable state securities laws, other than those registrations and qualifications, if any, as are then in full force and effect, (B) Holder may not transfer this Warrant to any Person unless and until there shall have been delivered to the Company a written instrument, signed by such Person, in a form reasonably satisfactory to the Company, stating that such Person represents, warrants, covenants and agrees that it will be bound by the provisions of this Warrant, and (C) any purported or attempted transfer of this Warrant or Warrant Shares that is not made in compliance with this Section 3 shall be null and void and the purported transferee shall not acquire any rights in this Warrant or such Warrant Shares, as applicable. Subject to the foregoing, this Warrant, and the Warrant Shares issued upon exercise of the Warrant, may be sold, assigned or otherwise transferred voluntarily by Holder to Holder's parent or subsidiary corporations.

                  Section 4. ADJUSTMENTS.

                  A. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The number and kind of shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment and reset from time to time upon the happening of certain events, as hereinafter defined; PROVIDED, HOWEVER, that the provisions of this Section 4 will not apply to (i) the purchase of shares of Common Stock, by Persons pursuant to Subscription Agreements (the "MAY SUBSCRIPTION AGREEMENTS") entered into on or prior to May 31, 2000 (such Persons being herein referred to as the "NEW INVESTORS") and (ii) the exercise of options by C. Jayson Brentlinger for the purchase of 591,500 shares of Common Stock in the aggregate, pursuant to options granted prior to May 31, 2000.

                  B. MECHANICAL ADJUSTMENTS. The number of shares and the Exercise Price shall be subject to adjustment as follows:

                  (i) In case the Company shall at any time after the date of this Warrant (a) declare or pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), this Warrant shall be adjusted to the number of shares and amount of any other securities, cash or other property of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (i) shall become effective retroactive to the record date, if any, for such event. Any Warrant Shares purchasable as a result of such adjustment shall not be issued prior to the effective date of such event.

                  (ii) In case the Company shall issue shares of its capital stock or rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock at a subscription, offering, exercise or conversion price per share which is lower than the current market price per share of Common Stock (as defined in paragraph
(v) below) at the record date mentioned below, whether or not such options, warrants, exchangeable securities or convertible securities are immediately exercisable or convertible, the number of Warrant Shares shall be adjusted and shall then be determined by multiplying the number of Warrant Shares immediately prior to any adjustment in connection with such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date for determining stockholders entitled to receive such rights, options, warrants or other securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date for determining stockholders entitled to receive such rights, options, warrants or other securities plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current market price per shares of Common Stock at such record date. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, retroactive to the record date, if any, for such event. For purposes of this paragraph (ii), the "offering price" per share of Common Stock shall be determined by dividing (a) the total amount received or receivable by the Company in consideration of the issuance of such rights, options, warrants or other securities, plus the total consideration payable to the Company upon exercise thereof, by (b) the total number of shares of Common Stock covered by such rights, options, warrants or other securities.

                  (iii) In case the Company shall issue shares of its capital stock or rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock at a subscription, offering, exercise or conversion price per share which is lower than the Warrant Price, whether or not such options, warrants, exchangeable securities or convertible securities are immediately exercisable or convertible, the number of Warrant Shares shall be adjusted and shall then be determined by multiplying the number of Warrant Shares immediately prior to any adjustment in connection with such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date for determining stockholders entitled to receive such rights, options, warrants or other securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date for determining stockholders entitled to receive such rights, options, warrants or other securities plus the number of shares which the aggregate lower warrant price would purchase at the Warrant Price at such record date. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, retroactive to the record date, if any, for such event. For purposes of this paragraph (iii), the "lower warrant price" shall be determined by dividing (a) the total amount received or receivable by the Company in consideration of the issuance of such rights, options, warrants or other securities, plus the total consideration payable to the Company upon exercise thereof, by (b) the total number of shares of Common Stock covered by such rights, options, warrants or other securities. If any issuance by the Company would result in an adjustment under both this paragraph (iii) and under paragraph (ii) above, then only the greater adjustment need be effected.

                  (iv) In case the Company shall distribute to any holder of its shares of Common Stock evidences of its indebtedness or assets (including securities and cash dividends), but excluding dividends or distributions referred to in paragraph (i) above or rights, options, warrants or other securities referred to in paragraph (ii) above, then in each case the number of Warrant Shares shall be determined by multiplying the number of Warrant Shares by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in paragraph (v) below) on the record date for such distribution, and of which the denominator shall be such current market price per share of Common Stock, less the then fair value (as determined by the Board of Directors of the Company acting reasonably and in good faith) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (v) For the purpose of any computation under paragraphs (ii) and (iv) of this Section, the current market price per share of Common Stock at any date shall be the average of the daily closing prices for the 10 consecutive trading days prior to the earlier to occur of (a) the date as of which the market price is to be computed or (b) the last full trading day before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by paragraph (ii) or (iv). The closing price for each day shall be the last such reported sales price regular way or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange or in the NASDAQ National Market System on which the shares of Common Stock are listed or to which such shares are admitted to trading, or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system, or if the Common Stock is not listed on the NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, the Board of Directors of the Company shall determine the current market price on the basis of such quotations as it reasonably and in good faith considers appropriate. In the event the Company's Common Stock is not then publicly traded or if any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (iv), the appropriate current market price per share shall be the fair market value thereof (without regard to any transfer restrictions imposed by law or contract thereon or lack of liquidity thereof and without regard to any concentration of the ownership of the Common Stock among one or more holders thereof) as determined by an independent investment bank of national recognition selected, with the consent (not to be unreasonably withheld or delayed) of the Holder, by the Company.

                  (vi) Whenever the number of Warrant Shares are adjusted as herein provided, the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares immediately thereafter.

                  (vii) No adjustment in the number of Warrant Shares shall be required hereunder unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Exercise Price; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (vii) are not required to be, and are not so, made shall be carried forward and taken into account at the earlier of the time of any subsequent adjustment or three full years. All calculations shall be made to the nearest one-hundredth of a cent or to the nearest one-thousandth of a share, as the case may be.

                  (viii) No adjustment in the number of Warrant Shares need be made under paragraphs (ii), (iii) or (iv) if the Company issues or distributes to each Holder the rights, options, warrants or other securities or evidences of indebtedness or assets or cash referred to in those paragraphs which each Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

                  (ix) For the purpose of this Section 4.B, the term "shares of Common Stock" shall mean (a) the classes of stock designated as the Common Stock of the Company at the date of this Warrant, (b) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value or (c) any other capital stock of the Company which is not by its terms restricted in amount or timing to the entitlement to dividends. In the event that at any time, as a result of an adjustment made pursuant to this subsection 4.B, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 4.

                  C. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the company with or merger of the Company into another person or in case of any sale, transfer or lease to another person of all or substantially all the property of the Company, the Company or such successor or purchasing person, as the case may be, shall agree (and such merger, consolidation or transfer of assets shall not be consummated without such agreement) that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities, cash and other property which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company, then for the purpose of this Section 4, the kind and amount of securities, cash and other property receivable upon exercise of this Warrant immediately after such consolidation, merger, sale or transfer shall

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be the kind and amount so receivable per share by a majority of the holders of
Common Stock), and if the successor or purchasing person is not a corporation, such person shall provide appropriate tax indemnification with respect to such shares and other securities and property so that upon exercise of the Warrant, the Holder would have the same benefits it otherwise would have had if such successor or purchasing person were a corporation. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 and that such adjustments shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                  D. OTHER EVENTS. If any event occurs as to which the foregoing provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the parties hereto, fairly and adequately protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of such provisions, then the parties shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the parties, to protect such purchase rights as aforesaid.

                  E. STATEMENT ON WARRANT CERTIFICATES. Irrespective of any adjustments in the Exercise Price or the number of kind of Warrant Shares, this Warrant may continue to express the same price and number and kind of shares as are stated on the first page hereof.

                  Section 5. NOTICES. In the event that at any time prior to the expiration of this Warrant and prior to its exercise:

                  (i) the Company shall declare any stock split, stock dividend, subdivision, combination, or similar distribution with respect to the capital stock, regardless of the effect of any such event on the outstanding number of shares of capital stock;

                  (ii) there shall be an event described in Section 4; or

                  (iii) there shall be a voluntary dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets and business as an entity);

(each such event hereinafter being referred to as a "NOTIFICATION EVENT"), the Company shall cause to be mailed to Holder, not less than 20 days prior to the record date, if any, in connection with such Notification Event (PROVIDED, HOWEVER, that if there is no record date, or if 20 days prior notice is impracticable, as soon as practicable, but in no event less than 10 days prior to the effective date thereof), written notice specifying the nature of such event and the effective date of, or the date on which the books of the Company shall close or a record shall be taken with respect to, such event. Such notice shall also contain a certificate from a firm of independent public accountants, selected by the Company and agreed to by Holder, setting forth the facts requiring such adjustment, the computation by which such adjustment was made and indicating the effect of such action (to the extent such effect may be known at the date of such notice) on the kind and amount of the shares of stock or other securities or property deliverable upon exercise of the Warrant.

                  Section 6. INFORMATION AVAILABLE TO WARRANT HOLDERS. The Company shall keep at its principal office, and shall cause to be available for inspection at said office during normal business hours by Holder copies of the following statements prepared in accordance with generally accepted accounting principles consistently applied: (A) within 90 days after the close of each fiscal year, an audited balance sheet of the Company as of the end of such fiscal year and audited statements of operations, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, and (B) within 45 days after the close of each of the first three quarters of each fiscal year of the Company, an unaudited balance sheet of the Company as of the end of such quarter and unaudited statements of operations, stockholders' equity and cash flows for the portion of such fiscal year preceding the end of such quarter, in each case setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year. Copies of such materials may be obtained by Holder upon written request by mail to the Company at its office in accordance with Section 11.

                  Section 7. REGISTRATION RIGHTS.

                  A. The Company agrees that the Holder shall have the one-time right, beginning on the date which is one year following the date of the exercise of this Warrant, upon written notice to the Company, to require that the Company prepare and promptly file a registration statement, as may be required under the Securities Act, in connection with the public offering, on a time-to-time basis or otherwise, of up to 100% of the then outstanding Warrant Shares. In connection therewith, the Company shall be obligated to prepare and file such registration statement within 45 days of receipt of any such initial notice and shall be further obligated to use its reasonable best efforts, including the filing of any amendments or supplements thereto, to have any such registration statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as soon as practicable after the filing date thereof. The Company shall also use its reasonable best efforts to keep any such registration statement, and the accompanying prospectus, effective and current under the Securities Act at its expense for such period of time as is not otherwise burdensome to the Company, in no event to be less than 90 days.

                  B. In addition to the rights of Holder pursuant to Section 7.A, the Company agrees that, at any time or times hereafter, as and when it intends to register any of its securities under the Securities Act whether for its own account and/or on behalf of selling stockholders (except in connection with an offering on Form S-8 or an offering solely related to an acquisition or exchange on a Form S-4 or any subsequent similar form) the Company will notify Holder in writing of such intention (a "REGISTRATION NOTICE") and, upon request from Holder, Holder will have the right to participate in such registration and have the Warrant Shares registered under the Securities Act; provided, however, that during the first year after the exercise of this Warrant, the maximum number of Warrant Shares with respect to which the Holder shall be entitled to participate in such registration shall be one-half of the maximum number of Warrant Shares with respect to which this Warrant could have been exercised on the Exercise Date (adjusted for subsequent stock splits, stock dividends and similar events).

                  C. If a registration pursuant to this Section 7 involves an underwritten offering, the Company shall, (i) select the underwriter or underwriters, and (ii) if requested by

Holder, arrange for such underwriters to include the Warrant Shares among the shares of capital stock to be distributed by such underwriters. In such case, Holder shall be a party to the underwriting agreement and may in its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of Holder. Holder, in its capacity as owner of the Warrant Shares shall not be required to make any representations and warranties to, or agreements with, the Company or the underwriters other than (i) representations or warranties regarding Holder, (ii) representations or warranties regarding Holder's intended method of distribution, (iii) representations or warranties regarding any other information provided by Holder for inclusion in the registration statement or prospectus, (iv) representations, warranties or agreements required by law, or
(v) representations, warranties or agreements reasonably requested by the underwriters.

                  (i) If a registration pursuant to this Section 7 involves an underwritten offering, and the managing underwriter shall advise the Company that the number of shares of capital stock of any class requested to be included in such registration exceeds the number which can be sold in (or during the time of ) such offering without delaying or jeopardizing the success of the offering, then the Company will include in such registration, to the extent to which the Company is advised can be sold in such offering, shares of capital stock as follows:

                           a. if such registration is for the account of the
                  Company, first, all shares proposed by the Company to be sold for its own account, second, such Warrant Shares requested by Holder to be included in such registration, and third, all other shares of capital stock of the Company requested to be included in such registration in such amount and in such manner as the Company shall determine.

                           b. if such registration is for the account of Holder,
                  first, such shares proposed by Holder to be sold for its own account, and all shares proposed to be sold by the New Investors provided such shares were purchased pursuant to the May Subscription Agreements, second all other shares requested to be included in such registration in such amount and in such manner as the Company shall determine.

                           c. if such registration is not for the account of the
                  Company or Holder, first, such shares requested by the stockholder(s) requesting the registration to be included in such registration and all other shares proposed to be sold by other holders (including Holder) shall be included in such registration pro rata on the basis of the number of shares so proposed to be sold, and second, all shares proposed by the Company to be sold for its own account.

                  (ii) The Company will use its reasonable best efforts to keep each such registration statement current for such period of time as it not otherwise burdensome to the Company, in no event to be less than 90 days.

                  D. Any registration statement referred to in Section 7.A. hereof shall be prepared and processed in accordance with the following terms and conditions:

                  (i) Holder will cooperate in furnishing promptly to the Company in writing any information requested by the Company in connection with the preparation, filing and processing of such registration statement.

                  (ii) The Company will furnish to Holder such number of prospectuses or other documents incident to such registration as may from time to time be reasonably requested, and cause its shares to be qualified under the blue-sky laws of those states reasonably requested by Holder.

                  (iii) The Company will indemnify Holder (and any officer, director or controlling person of Holder) and any underwriters acting on behalf of Holder against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act or otherwise, arising out of or based upon any untrue or alleged untrue statement of any material facts contained in any registration statement filed pursuant thereto, or any document relating thereto, including all amendments and supplements, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein contained not misleading, and will reimburse Holder (or such other aforementioned parties) or such underwriters for any legal and all other expenses reasonably incurred in accordance with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable where the untrue or alleged untrue statement or omission or alleged omission is based upon information furnished in writing to the Company by Holder or any underwriter retained by Holder expressly for use therein, or as a result of Holder's or any such underwriter's failure to furnish to the Company information duly requested in writing by counsel for the Company specifically for use therein. This indemnity agreement shall be in addition to any other liability the Company may have. The indemnity agreement of the Company contained in this paragraph (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Warrant Shares.

                  (iv) Holder will indemnify the Company (and any officer, director or controlling person of the Company) and any underwriters acting on behalf of Company against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act or otherwise, arising out of or based upon any untrue or alleged untrue statement filed pursuant thereto, or any document relating thereto, including all amendments and supplements, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein contained not misleading, and, will reimburse the Company (or such other aforementioned parties) or such underwriters for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that Holder will be liable as aforesaid only to the extent that such untrue or alleged untrue statement or omission or alleged omission is based upon information furnished in writing to the Company by Holder or any underwriter retained by Holder expressly for use therein, or as a result of Holder's or such underwriter's failure to furnish to the Company information duly requested in writing by counsel for the Company specifically for use therein. The indemnity agreement contained in this paragraph (iv) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Warrant Shares.

                  (v) Promptly after receipt by an indemnified party under this
Section 7.C. of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party, promptly notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7.B. for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation or out-of-pocket expenses or losses or cost incurred in collaborating in the defense.

                  (vi) Except as set forth in Section 7.C. (vii), the Company shall bear all costs and expenses incident to any registration pursuant to this
Section 7.

                  (vii) Holder shall pay any and all underwriters' discounts, commissions, brokerage fees and transfer taxes incident to the sale of any securities sold by Holder pursuant to this Section 7, and shall pay the fees and expenses of any attorneys or accountants or other advisors retained by it.

                  Section 8. PURCHASED FOR INVESTMENT. Orban, by accepting this Warrant, represents, warrants, covenants and agrees that this Warrant is being acquired for investment and not for resale or distribution and that it will not transfer this Warrant or Warrant Shares unless and until it has furnished to the Company a written opinion of counsel, reasonably satisfactory to the Company, to the effect that no registration or qualification of this Warrant or Warrant Shares to be transferred, as the case may be, is required under the Securities Act or any applicable state securities laws, other than those, if any, as are then in full force and effect.

                  Section 9. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder that:

                  A. AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Warrant and the performance by the Company of its obligations hereunder have been duly authorized by the Company. This Warrant constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  B. FULLY PAID; NONASSESSABLE. The Warrant Shares, when issued, paid for and delivered as provided in this Agreement, will be duly and validly issued and outstanding, fully paid, nonassessable, and free and clear of any and all liens and encumbrances, other than the restrictions on transfer and other restrictions contemplated by this Agreement.

                  C. NO CONFLICT. The execution, delivery and performance of this Warrant by the Company does not and will not (a) conflict with or violate any applicable law or any judgment, order, decree, stipulation or injunction to which the Company is subject, (b) violate or conflict with the provisions of its charter or bylaws, (c) result in the breach of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of its assets or properties pursuant to, any note, bond, contract, lease, license, permit, indenture, mortgage, or any other instrument or agreement to which the Company, as of the date of this Warrant, is a party or by which any of its property is bound.

                  D. CONSENTS. No consent, approval, authorization, license, order or permit of, or declaration, registration or filing with, or notification to, any governmental authority or any other Person is required in connection with the execution, delivery and performance of this Warrant, or the consummation of any transaction contemplated hereby.

                  E. CAPITALIZATION. The entire authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $.10 per share and 500,000 shares of preferred stock, par value $100,000 per share, and as of May 30, 2000, 702,682 shares of common stock and 0 shares of preferred stock are issued and outstanding.

                  F. NASD. The Company has terminated its listing agreements with The National Association of Securities Dealers, Inc.

                  G. FULL DISCLOSURE. All documents provided to Holder, and the representations and warranties of the Company contained in this Warrant and any documents referred to in this Warrant, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company has not provided or made available to Holder any information that is misleading or inaccurate in any material respect or withheld from or failed to disclose to Holder any data, documents or other information that, insofar as the Company can now reasonably foresee, could materially adversely affect its assets, properties, business, financial condition or its ability to perform its obligations under this Warrant and any documents referred to in this Warrant.

                  Section 10. LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in case of loss, theft or destruction) of indemnity satisfactory to it in the exercise of its reasonable discretion (it being understood that the written agreement of Holder hereof shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor.

                  Section 11. NOTICE GENERALLY. Any notice, demand, delivery or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by hand or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopy, or if mailed domestically, three days after mailing (one business day in the case of express mail or overnight courier service), or if mailed overseas, five days after mailing (two business days in the case of express mail or overnight courier service) as follows:

                  (i)      if to the Company,

                           Circuit Research Labs, Inc.
                           2522 West Geneva Drive
                           Tempe, AZ  85282
                           Attn: C. Jayson Brentlinger
                           Facsimile: (602) 431-8517

                           With a copy to:

                           Gust Rosenfeld PLC
                           201 N. Central Avenue, Suite 3300
                           Phoenix, AZ  85073
                           Attn: John Hay
                           Facsimile: (602) 254-2878

                  (ii)     if to the Orban,

                           Orban, Inc.
                           c/o Harman International Industries
                           8500 Balboa Blvd.
                           Northridge, CA 91329
                           Attn: Ed Summers, Vice President
                                      and General Counsel
                           Facsimile: (818) 893-7348

                           with a copy to:

                           Jones, Day, Reavis & Pogue
                           2727 N. Harwood St.
                           Dallas, TX  75201
                           Attn: Michael Weinberg
                           Facsimile: (214) 969-5100

                  Section 12. NO RIGHTS AS A STOCKHOLDER. Subject to Section 2 hereof, nothing contained in this Warrant shall be construed as conferring upon Holder any rights whatsoever as a stockholder of the Company.

                  Section 13. AMENDMENT AND WAIVER. This Warrant may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by the Company and Holder.

                  Section 14. SUCCESSORS AND ASSIGNS. This Warrant will be binding upon and inure to the benefit of the Company and Holder and their respective successors and permitted assigns.

                  Section 15. TITLES AND HEADINGS. Titles and headings to Sections or Subsections herein are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of this Warrant.

                  Section 16. CERTAIN INTERPRETIVE MATTERS. Unless the context otherwise requires, (A) all references to Sections or Subsections are to Sections or Subsections of this Warrant, (B) each term defined in this Warrant has the meaning assigned to it, (C) all uses of "herein," "hereto," "hereof" or other words similar thereto in this Warrant refer to this Warrant in its entirety and not solely to the Section or Subsection in which it appears, (D) "or" is disjunctive but not necessarily exclusive, and (E) words in the singular include the plural and VICE VERSA. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

                  Section 17. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement among the Company and Holder with respect to the subject matter hereof, and there are no agreements between them except as expressly set forth herein.

                  Section 18. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of May 31, 2000.

                                          CIRCUIT RESEARCH LABS, INC.


                                            /s/ C. Jayson Brentlinger
                                          --------------------------------------
                                          C. Jayson Brentlinger, President and
                                          Chairman of the Board



AGREED TO AND ACCEPTED:

ORBAN, INC.


  /s/ Roger Sales
-----------------------------------------------------
Roger Sales, Authorized Representative



CRL SYSTEMS, INC.


  /s/ C. Jayson Brentlinger
-----------------------------------------------------
C. Jayson Brentlinger, President and
Chairman of the Board

                                  EXERCISE FORM

                 (To be executed only upon exercise of Warrant)


                  The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ____ shares of Common Stock of Circuit Research Labs, Inc., purchasable with this Warrant, and herewith makes payment of $_________ therefor (or a reduction of $__________ in the unpaid principal amount of Note A (as defined in the Warrant)), and requests that the certificates for such shares be issued in the name of, and delivered to, _______________________, whose address is ____________________________________.

Dated:

                                          ______________________________________
                                              (Signature of Registered Owner)



                                          ______________________________________
                                                      (Street Address)



                                          ______________________________________
                                          (City)         (State)      (Zip Code)